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                                                                  Exhibit 23.4

                      Boston Biomedical Consultants, Inc.

                                  June 9, 1998

Beckman Coulter, Inc.
4300 North Harbor Boulevard
Fullerton, CA 92835

Ladies and Gentlemen:

        In connection with the preparation and filing of Registration Statement on Form S-4 (No. 333-50409), including any amendments thereto, with the Securities and Exchange Commission, we hereby consent to the use of our name in the Prospectus on page 1 under the heading "Prospectus Summary."


                                        Very truly yours,


                                        BOSTON BIOMEDICAL CONSULTANTS, INC.


                                        /s/ HENRY M. WEINERT
                                        -------------------------
                                            Henry M. Weinert
                                            President